PRICING SUPPLEMENT NO. 4                                          Rule 424(b)(3)
DATED:  January 30, 2002                                      File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:  $130,000,000  Floating Rate Notes [x]  Book Entry Notes   [x]

Original Issue Date:  2/1/2002   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  2/3/2003         CUSIP#: 073928WJ8

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]    Final Maturity Date:


                                          Optional           Optional
                     Redemption          Repayment          Repayment
Redeemable On         Price(s)            Date(s)            Price(s)
-------------      --------------      -------------       -----------

     N/A                N/A                 N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                      Maximum Interest Rate:  N/A

[ ]     Commercial Paper Rate             Minimum Interest Rate:  N/A

[ ]     Federal Funds Effective Rate

[x]     Federal Funds Open Rate           Interest Reset Date(s):  Daily

[ ]     Treasury Rate                     Interest Reset Period:  Daily

[ ]     LIBOR Reuters                     Interest Payment Date(s):  *

[ ]     LIBOR Telerate

[ ]     Prime Rate

[ ]     CMT Rate

Initial Interest Rate:  1.97%              Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus):  + 0.16%

*    On the 3rd of May, August, November and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.